UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

WASTE MANAGEMENT, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2016, Waste Management, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed James C. Fish, Jr. as the Company’s President and Chief Executive Officer and elected Mr. Fish as a director, effective immediately. Mr. Fish succeeded David P. Steiner, who served as the Company’s Chief Executive Officer since 2004.

Mr. Fish, age 54, joined the Company in 2001 as Director, Financial Planning and Analysis. Two years later, he was promoted to Vice President, Price Management and was responsible for running the Company’s pricing programs. Afterwards, he moved into field operations as a Vice President, first serving as Market Area General Manager for the Rhode Island/Southern Massachusetts Market Area, then managing the larger Western Pennsylvania/West Virginia Market Area, and finally managing the expanded Pennsylvania/West Virginia Area until his promotion to Senior Vice President, Eastern Group in June 2011. In July 2012, Mr. Fish was appointed Executive Vice President and Chief Financial Officer, and since July 2016, Mr. Fish has served as President and Chief Financial Officer.

The Company and Mr. Fish anticipate entering into an amendment to Mr. Fish’s employment agreement that reflects his promotion to President and Chief Executive Officer (the “Employment Agreement Amendment”). The Employment Agreement Amendment will provide for an annual base salary of $1 million. Additionally, under the Employment Agreement Amendment, Mr. Fish’s target annual cash incentive will be 125% of his base salary in effect for the year. Mr. Fish’s annual cash incentive for 2016 will be prorated between his time spent as Executive Vice President and Chief Financial Officer, President and Chief Financial Officer and President and Chief Executive Officer, in each case calculated using the applicable salary and target bonus for each position.

Additionally, on November 11, 2016, the Company granted Mr. Fish an award of restricted stock units (“RSUs”) under the Company’s 2014 Stock Incentive Plan with respect to 15,625 shares of the Company’s common stock. The material terms of the RSUs are as follows:

RSUs

Vesting Schedule	1/3 on the first anniversary of grant 1/3 on the second anniversary of grant 1/3 on the third anniversary of grant Each RSU will be converted into one share of Company common stock.

Dividend Equivalents	Dividends will accrue and be paid in cash upon settlement.

Termination of Employment

Death or Disability	All RSUs immediately vest.

Qualifying Retirement or Involuntary Termination without Cause	RSUs vest on a pro rata basis and will be paid on originally scheduled vesting date.

Resignation; Involuntary Termination for Cause	All unvested RSUs are forfeited.

Involuntary Termination without Cause following a Change in Control	All RSUs immediately vest and will be paid on originally scheduled vesting date.

The press release announcing Mr. Fish’s appointment to the position of President and Chief Executive Officer and election as a director is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: November 17, 2016	By:	/s/ Barry H. Caldwell
Barry H. Caldwell Senior Vice President, Corporate Affairs Chief Legal Officer

Exhibit Index

No.	Description

99.1	Press Release dated November 10, 2016